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                                                                    EXHIBIT 10.4


                          HOME INTERIORS & GIFTS, INC.
                             1998 STOCK OPTION PLAN

                      NON-QUALIFIED STOCK OPTION AGREEMENT
                               FOR KEY EMPLOYEES


                                  June 4, 1998


Donald J. Carter, Jr.
4550 Spring Valley Road
Dallas, Texas 75244

Re:      Grant of Stock Option

Dear Joey:

                 The Board of Directors of Home Interiors & Gifts, Inc. (the "Company") has adopted the Company's 1998 Stock Option Plan (the "Plan") for certain individuals and key employees of the Company and its Related Entities. A copy of the Plan is being furnished to you concurrently with the execution of this Option Agreement and shall be deemed a part of this Option Agreement as if fully set forth herein. Unless the context otherwise requires, all capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Plan and in that certain Executive Employment Agreement (the "Employment Agreement"), dated the date hereof, between you and the Company; provided, however, that to the extent definitions in the Plan are different from definitions in the Employment Agreement, the definitions in the Employment Agreement will control.

         1.      The Grant.

                 Subject to the conditions set forth below, the Company hereby grants to you, effective as of June 4, 1998 (the "Grant Date"), as a matter of separate inducement and not in lieu of any salary or other compensation for your services, the right and option to purchase (the "Option"), in accordance with the terms and conditions set forth herein and in the Plan, an aggregate of 338,441 shares of Common Stock of the Company (the "Option Shares"), at the Exercise Price (as hereinafter defined). As used herein, the term "Exercise Price" shall mean a price equal to $18.05451 per share, subject to the adjustments and limitations set forth herein and in the Plan. The Option granted hereunder is intended to constitute a Non-
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Qualified Option within the meaning of the Plan; however, you should consult with your tax advisor concerning the proper reporting of any federal or state tax liability that may arise as a result of the grant or exercise of the Option.

         2.      Exercise.

                 (a) For purposes of this Option Agreement, the Option Shares shall be deemed "Nonvested Shares" unless and until they have become "Vested Shares." Notwithstanding anything to the contrary contained in Section 6(f) of the Plan, the Option Shares shall become "Vested Shares" in five equal, consecutive annual installments on June 4, 1999, June 4, 2000, June 4, 2001, June 4, 2002 and June 4, 2003, provided that, subject to the provisions of this Section 2, vesting shall cease upon your ceasing to be an employee of the Company or a Related Entity as expressly provided in Section 3 hereof. In addition, all Nonvested Shares shall become Vested Shares upon (i) the occurrence of a Change in Control, (ii) the termination of your employment with the Company without Cause, (iii) the termination by you of your employment with the Company for Good Reason and (iv) the sale, conveyance or other disposition by the Company of all or substantially all of its assets to a Person that is not an Affiliate of the Company.

                 (b) Subject to the relevant provisions and limitations contained herein and in the Plan, you may exercise the Option to purchase all or a portion of the applicable number of Vested Shares at any time prior to the termination of the Option pursuant to this Option Agreement. In no event shall you be entitled to exercise the Option for any Nonvested Shares or for a fraction of a Vested Share.

                 (c) The unexercised portion of the Option, if any, will automatically, and without notice, terminate and become null and void upon the expiration of ten (10) years from the Grant Date.

                 (d) Any exercise by you of the Option shall be in writing addressed to the Secretary of the Company at its principal place of business (a copy of the form of exercise to be used will be available upon written request to the Secretary), and shall be accompanied by a certified or bank check payable to the order of the Company in the full amount of the Exercise Price of the shares so purchased, or in such other manner as described in the Plan and established by the Committee.





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                 (e)      Notwithstanding any other provision of this Option
Agreement to the contrary, unless and until this Option Agreement has been approved by a separate vote of the Company's shareholders in accordance with the Employment Agreement, the Company shall not be obligated to provide any benefit (including the acceleration of the Option) to the extent that such benefit results (as determined in accordance with the Employment Agreement) in a parachute payment (as defined in Section 280G of the Code); provided, however, that the Company shall provide all benefits under this Option Agreement to the fullest extent permitted without giving rise to a parachute payment.

                 3.       Termination of Employment.

                 Notwithstanding anything to the contrary contained in Section 6(f) of the Plan, upon the termination of your employment with the Company or any Related Entity, you may, until the earlier of (x) 30 days from the date of such termination or (y) the expiration of the Option in accordance with its terms, exercise the Option with respect to all or any part of the Vested Shares which you were entitled to purchase and, thereafter, the Option shall, to the extent not previously exercised, automatically terminate and become null and void, provided that:

                 (a) in the case of termination of your employment with the Company or any Related Entity due to death, your estate (or any Person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of your death) may, until the earlier of (x) the 181st day after the date of death or (y) the expiration of the Option in accordance with its terms, exercise the Option with respect to all or any part of the Vested Shares which you were entitled to purchase; and

                 (b) in the case of termination of your employment with the Company or any Related Entity due to Disability, you or your legal representative may, until the earlier of (x) the 181st day after the date your employment was terminated or (y) the expiration of the Option in accordance with its terms, exercise the Option with respect to all or any part of the Vested Shares which you were entitled to purchase.





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                 4.       Transferability.

                 The Option and any rights or interests therein are not assignable or transferable by you except by will or the laws of descent and distribution, and during your lifetime, the Option shall be exercisable only by you or, in the event that a legal representative has been appointed in connection with your Disability, such legal representative.

                 5.       Registration.

                 The Company shall not in any event be obligated to file any registration statement under the Securities Act or any applicable state securities laws to permit exercise of the Option or to issue any Common Stock in violation of the Securities Act or any applicable state securities laws. You (or in the event of your death or, in the event a legal representative has been appointed in connection with your Disability, the Person exercising the Option) shall, as a condition to your right to exercise the Option, deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may deem necessary or appropriate to ensure that the issuance of the Option Shares pursuant to such exercise is not required to be registered under the Securities Act or any applicable state securities laws.

                 Certificates for Option Shares, when issued, shall have substantially the following legend, or statements of other applicable restrictions, endorsed thereon, and may not be immediately transferable:

                 "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE LAWS."





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                 The foregoing legend may not be required for Option Shares issued pursuant to an effective registration statement under the Securities Act and in accordance with applicable state securities laws.

                 6.       Withholding Taxes.

                 By acceptance hereof, you hereby (i) agree to reimburse the Company or any Related Entity by which you are employed for any federal, state or local taxes required by any government to be withheld or otherwise deducted by such corporation in respect of your exercise of all or a portion of the Option; (ii) authorize the Company or any Related Entity by which you are employed to withhold from any cash compensation paid to you or on your behalf, an amount sufficient to discharge any federal, state and local taxes imposed on the Company or the Related Entity by which you are employed, and which otherwise has not been reimbursed by you, in respect of your exercise of all or a portion of the Option; and (iii) agree that the Company may, in its discretion, hold the stock certificate to which you are entitled upon exercise of the Option as security for the payment of the aforementioned withholding tax liability, until cash sufficient to pay that liability has been accumulated, and may, in its discretion, effect such withholding by retaining shares issuable upon the exercise of the Option having a Fair Market Value on the date of exercise which is equal to the amount to be withheld.

                 7.       Miscellaneous.

                 (a) This Option Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan (except for the terms and conditions of Section 9 of the Plan, which shall not be applicable to this Option Agreement or the Option granted hereunder). In the event of any conflict or inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall be controlling.

                 (b) This Option Agreement is not a contract of employment and the terms of your employment shall not be affected by, or construed to be affected by, this Option Agreement, except to the extent specifically provided herein. Nothing herein shall impose, or be construed as imposing, any obligation (i) on the part of the Company or any Related Entity to continue your employment, or (ii) on your part to remain in the employ of the Company or any Related Entity.





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                 Please indicate your acceptance of all the terms and
conditions of the Option and the Plan by signing and returning a copy of this Option Agreement.

                               Very truly yours,

                                        HOME INTERIORS & GIFTS, INC.


                                        By:
                                           --------------------------------
                                           Name: Leonard A. Robertson
                                           Title: Chief Financial Officer


ACCEPTED:


-------------------------------
Donald J. Carter, Jr.

Date: June 4, 1998





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